UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): September 7, 2004

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

767 Third Avenue, 34th Floor
New York, New York 10017
(212) 826-2530

(Address, including Zip Code, and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2004, Granite Broadcasting Corporation (“Granite”) issued a press release announcing that Lawrence I. Wills was promoted to the position of Chief Financial Officer, effective September 7, 2004.  The release also announced that Ellen McClain, who served as Granite's Senior Vice President-Chief Financial Officer since 2001, had resigned.  A copy of this press release is furnished herewith as Exhibit 99.

Since February 2001, Mr. Wills has served as Senior Vice President-Chief Administrative Officer at Granite.  Prior to that, Mr. Wills served as Granite’s Vice President-Finance and Controller from 1990 to 2001.  Before joining Granite, Mr. Wills was employed by Ernst & Young LLP from 1982 to 1990, where he served in various capacities, the most recent of which was as senior audit manager responsible for managing and supervising audit engagements. Mr. Wills is a director of Junior Achievement of New York, Inc. and received a bachelor’s degree in Business Administration from Iona College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: September 7, 2004	By:	/s/ Lawrence I. Wills
Lawrence I. Wills
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Granite Broadcasting Corporation Press Release dated September 7, 2004